           OFFICER'S CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION
                                       OF
                                       VDI



     The undersigned certify that:


     1. They are the chief executive officer and the secretary, respectively, of VDI, a California corporation.

     2. The Corporation was incorporated on March 22, 1990 under the name D2D, Inc., which name was changed to VDI by Certificate of Amendment on July
19,1990. By this Restated Articles of Incorporation, the Corporation is changing its name to VDI Media.


     3. This Restated Article of Incorporation has been unanimously approved by the Board of Directors of the Corporation and has been approved by the shareholders owing a majority of the outstanding shares of the Corporation's common stock, the sole class of stock currently outstanding.

     4. The Articles of Incorporation of this Corporation are amended and restated to read as follows:


                                       I.

          The name of this Corporation is VDI Media.

                                       II.

     The purpose of this Corporation is to engage any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

                                      III.

     The liability of the agents ( as defined in Section 317 of the California Corporations Code) of the Corporation (the "Agents") for monetary damages shall be eliminated to the fullest extent permissible under California law.

     This Corporation is authorized to provide indemnification of Agents for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with the Agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the

California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporation Code.


                                       IV.

     The address in the State of California of the Corporation's agent for service of process is: R. Luke Stefanko, 6920 Sunset Boulevard, Hollywood, California 90028.


                                       V.

     A. AUTHORIZED SHARES. The aggregate number of shares of capital stock that the Corporation is authorized to issue is fifty-five million (55,000,000) shares, consisting of (i) fifty million (50,000,000) shares of Common Stock having no par value and (ii) five million (5,000,000) shares of Preferred Stock having no par value. All cross references in each subdivision of this ARTICLE V refer to other paragraphs in such subdivision unless otherwise indicated.


     B.   COMMON STOCK


          1. The Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board Directors, declare and pay dividends on the Common Stock.

          2. Upon reinstatement of this article to read as herein set forth, each outstanding share of Common Stock is split up and converted into 333 shares of Common Stock.

          3. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of shares of Preferred Stock the full preferential amounts to which they are entitled, if any, the holders of outstanding shares of Common Stock shall be entitled to receive pro rata, according to the number of shares of held by each, the remaining assets of the Corporation available for distribution.


          4. Except as otherwise provided by law and except as may be determined by the Board of Directors with respect to the Preferred Stock pursuant to Section C of this ARTICLE V, only the holders of Common Stock shall be entitled to vote for the election of Directors of the Corporation and for all other corporate purposes. Upon any such vote the holders of Common Stock shall, except as otherwise provided by law, be entitled to one vote for each share of Common Stock held by them respectively.


          C. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of the Restated Articles of Incorporation of the Corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. Unless otherwise provided in the resolution establishing a series of Preferred Stock, prior to the issue of any shares of a series so established or to be established, the Board of Directors may, by resolution, amend the relative rights an preferences of the shares of such series, and, after the issue of shares of a series whose number has been designated by the Board of Directors, the resolution establishing the series may be amended by the Board of Directors to increase (but not above the total authorized shares of the class) or to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series.


     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock shall be governed by the following provisions:


          1. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, except if such resolution or resolutions conflict with the provisions of the Restated Articles of Incorporation of the Corporation. Said resolution or resolutions may provide for (but not limiting the generally thereof) the following:

               a. The number of shares to constitute each such series, and the designation of each such series.

               b. The dividend rate of each such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of stock, and whether such dividends shall be cumulative or non-cumulative.

               c. Whether the shares of each such series shall be subject to redemption by the Corporation and if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

               d. The terms and amount of any sinking fund provided for the purchase or redemption of the shares of each such series.

               e. Whether or not the shares of each such series shall be convertible into or exchangeable for shares of any other class or classes or any other series of any other class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates of exchange, adjustments, and other terms and conditions of such conversion or exchange.

               f. The extent, if any, to which the holders of the shares of each such series shall be entitled to vote with respect to the election of Directors or otherwise.

               g. The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

               h. The rights of the holders of the shares of each such series upon the dissolution of, or upon the distribution of the assets of, the Corporation.


     2. Except as otherwise required by law and except for such voting powers with respect to the election of Directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting powers whatsoever. Any amendment of the Restated Articles of Incorporation of the Corporation which shall increase or decrease the number of authorized shares of any class or classes of stock may be adopted by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.


                                       VI.

     The Corporation shall have perpetual existence.


                                      VII.


     For so long as a class of the Corporation's stock is registered pursuant to the Securities Exchange Act of 1934, as amended, shareholder action shall be taken only at an annual meeting or special meeting of the shareholders and shall not be taken by written consent.

     5. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the board of directors.

     6. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902, California Corporations Code. The total number of outstanding shares of the Corporation is 20,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.


DATE:    May 15, 1996
                                          /s/ R. Luke Stefanko
                                          ---------------------------
                                          R. Luke Stefanko
                                          Chief Executive Officer



     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATE:    May 15, 1996
                                          /s/ R. Luke  Stefanko
                                          -----------------------------
                                          R. Luke Stefanko
                                          Chief Executive Officer



                                          /s/ Donald R. Stine
                                          -----------------------------
                                          Donald R. Stine
                                          Secretary